UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2014

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California 93117
(Address of principal executive offices) (Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     Appointment of New Principal Officer

On June 23, 2014, the Board of Directors of Community West Bancshares (the “Company”) accepted the appointment of Kristine D. Price to serve as Executive Vice President and Chief Credit Officer of the Company’s wholly-owned subsidiary, Community West Bank, N.A., commencing on or about July 31, 2014.

Prior to joining the Company, Ms. Price, age 63, held various executive positions within Western Alliance Bancorporation, a multi-billion dollar bank holding company.  From July 2012 to June 2014, Ms. Price served as Executive Vice President and Senior Credit Administrator of Western Alliance Bancorporation’s subsidiary, Torrey Pines Bank. From June 2011 until July 2012, Ms. Price served as Senior Vice President and Senior Credit Officer of Western Alliance Bancorporation and as Executive Vice President and Chief Credit Officer for Western Alliance Bancorporation’s subsidiary, Bank of Nevada from March 2009 until June 2011. Prior to that time, Ms. Price served as Executive Vice President and Chief Credit Officer of Torrey Pines Bank from May 2006 until March 2009.  Prior to joining Western Alliance Bancorporation in 2006, Ms. Price held various other officer positions with other financial institutions and brings 38 years of banking experience to the Company.

There has been no transaction since January 1, 2013, involving any relationship between the Company and Ms. Price involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding her compensation arrangements discussed below.

There are no family relationships between Ms. Price and any of the directors and executive officers of the Company.

(e)     Compensatory Arrangements of Principal Officer

In connection with her employment described more fully above, the Company intends to finalize the terms of her employment in a written employment agreement. The employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter during which the employment agreement is executed.

Ms. Price will be paid an annual base salary of $220,000. In addition, the Company will establish a deferred compensation account for Ms. Price and will deposit into such account an amount equal to 1% of her base pay in effect at the end of each month of her employment, with interest on the balance of the deferral account at a rate equal to the then-current rate offered by the Company on a six-month certificate of deposit. An additional deposit of $50,000 will be credited to Ms. Price’s deferred compensation account the month following her hire date.  The Company will also reimburse Ms. Price for relocation expenses up to a maximum of $20,000.

Upon approval of the Board of Directors, it is anticipated that the Board will grant Ms. Price an incentive stock option under the Company’s 2006 Stock Option Plan representing 20,000 shares of the Company’s common stock that will become exercisable over a five-year period.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2014	COMMUNITY WEST BANCSHARES

	By:	/s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer